                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 204.14a-12

                             PRI AUTOMATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act
     Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     --------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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

                             PRI AUTOMATION, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 7, 1997

  Notice is hereby given that the Annual Meeting of Stockholders of PRI Automation, Inc. (the "Company") will be held at the offices of the Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts on Friday, February 7, 1997, beginning at 10:00 A.M., local time, for the following purposes:

  1. To fix the number of directors that shall constitute the whole Board of Directors of the Company at five and to consider and vote upon the election of five directors.

  2. To act upon a proposal to amend the Company's 1994 Incentive and Nonqualified Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder by 300,000.

  3. To transact such further business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on December 13, 1996, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, said Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, said Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          Mordechai Wiesler
                                          Clerk

Billerica, Massachusetts
January 6, 1997

                            YOUR VOTE IS IMPORTANT

 PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND
                                 THE MEETING.

                             PRI AUTOMATION, INC.
                            805 MIDDLESEX TURNPIKE
                        BILLERICA, MASSACHUSETTS 01821
                                (508) 670-4270

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                               February 7, 1997

  This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about January 6, 1997 in connection with the solicitation by the Board of Directors of PRI Automation, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on Friday, February 7, 1997, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders' directions. Stockholders are encouraged to vote on the matters to be considered. However, if no choice has been specified by a stockholder, the shares covered by any executed proxy will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company's Clerk in writing or by attending the Annual Meeting and voting in person.

  The Board of Directors of the Company (the "Board") has fixed the close of business on December 13, 1996, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the record date, there were issued and outstanding 7,345,853 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), each of which is entitled to cast one vote.

                        QUORUM AND TABULATION OF VOTES

  The By-Laws of the Company provide that the holders of a majority in interest of shares of Common Stock issued and outstanding and entitled to vote thereat will constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. In general, votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  A plurality of the votes properly cast at the Annual Meeting will elect each director. Abstentions, votes withheld from director-nominees, and broker "non-votes" will not be included in calculating the number of votes cast on Proposal One.

  The affirmative vote of a majority of the votes properly cast at the Annual Meeting will be necessary to approve Proposal Two, the proposal to amend the Company's 1994 Incentive and Nonqualified Stock Option

Plan. Abstentions with respect to Proposal Two will count as being present and represented at the Annual Meeting and entitled to vote, and will be included in calculating the number of votes cast on Proposal Two. Broker "non-votes" will not be included in calculating the number of votes cast on Proposal Two.

  Votes will be tabulated by the Company's transfer agent, State Street Bank and Trust Company. The vote on each matter submitted to stockholders will be tabulated separately.

                                PROPOSAL ONE--
                             ELECTION OF DIRECTORS

  The Company's By-Laws provide for a Board of Directors, the number of which shall be fixed from time to time by the stockholders of the Company, and may be enlarged or reduced by vote of a majority of the Board of Directors. The Board of Directors has recommended that the number of directors be fixed at five and has nominated for election as directors Mordechai Wiesler, Mitchell
G. Tyson, Amram Rasiel, Boruch B. Frusztajer and Alexander V. d'Arbeloff, each of whom is currently a director of the Company. Each director elected at the Annual Meeting will hold office until the next annual election of directors and until his successor is chosen and qualified or until he sooner dies, resigns, is removed, or becomes disqualified.

  Each of the nominees has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for such other nominee as is then designated by the Board.

  THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT FIVE AND TO ELECT THE FIVE INDIVIDUALS NAMED ABOVE AS DIRECTORS OF THE COMPANY.

                                PROPOSAL TWO--
         AMENDMENT TO THE 1994 INCENTIVE AND NONQUALIFIED STOCK OPTION
        PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY
             BE ISSUED UPON EXERCISE OF OPTIONS GRANTED THEREUNDER

  The 1994 Incentive and Nonqualified Stock Option Plan (the "1994 Stock Option Plan") as amended by the Board in November 1995 and approved by the Company's stockholders in January 1996 provides that the total number of shares of Common Stock that may be issued pursuant to options granted under the 1994 Stock Option Plan shall not exceed 905,000 (subject to adjustment upon certain changes in capitalization of the Company). In November 1996, the Board amended the 1994 Stock Option Plan to increase the number of shares of Common Stock that may be issued pursuant to options granted thereunder from 905,000 to 1,205,000, subject to approval by the stockholders of the Company. See "1994 Stock Option Plan" for a description of the material features of the 1994 Stock Option Plan, the classes of persons eligible to participate therein, the approximate number of persons in each such class and the basis of such participation.

  The Company intends to file, as soon as practicable, a Registration Statement on Form S-8 under the Securities Act of 1933 covering the additional shares of Common Stock issuable under the 1994 Stock Option Plan, as amended.

  THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO APPROVE THE AMENDMENT OF THE 1994 STOCK OPTION PLAN.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning each director (each of whom has been nominated for reelection) and each executive officer of the Company:

           NAME            AGE                    POSITION
           ----            ---                    --------
Mordechai Wiesler.........  66 Chairman of the Board, Chief Executive Officer,
                                Treasurer and Director
Mitchell G. Tyson.........  42 President, Chief Operating Officer and Director
John J. Schickling........  56 Chief Financial Officer
Robert G. Postle..........  42 Vice President, Marketing and Sales
Stephen H. Avedikian,
 Jr. .....................  39 Vice President, Operations
James J. Costa............  52 Vice President, Tool Automation Systems
Douglas A. Lawson.........  36 Vice President, Software Division
Mitchell Weiss............  40 Vice President, Strategy/Technology
Diane M. DeLucia..........  42 Vice President, Human Resources
Walter J. Romanosky,
 Jr. .....................  43 Vice President, Customer Services
Brian J. Doherty..........  54 Vice President, Engineering
Amram Rasiel(1)...........  66 Director
Boruch B.
 Frusztajer(1)(2).........  66 Director
Alexander V.
 d'Arbeloff(2)............  69 Director

--------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

  MORDECHAI WIESLER, a founder of the Company, has been Chief Executive Officer, Treasurer and a director of the Company since its inception and served as its President from its inception until February 1995. Mr. Wiesler was also the founder, president and chairman of Transistor Automation Corporation until its sale to Teledyne, Inc. in 1966. Mr. Wiesler is currently a director of SEMI-SEMATECH, Inc., a trade association of American manufacturers of semiconductor manufacturing equipment.

  MITCHELL G. TYSON was elected to the office of President in February 1995 and was named a director of the Company in April 1995. Mr. Tyson has been Chief Operating Officer of the Company since 1990. From 1987 to 1990, he served as Vice President, Operations of the Company. From 1984 to 1987, Mr. Tyson was the director of product management of GCA Corporation, a manufacturer of semiconductor capital equipment.

  JOHN J. SCHICKLING is Chief Financial Officer of the Company. He joined the Company in 1994. Mr. Schickling was Executive Vice President and Chief Financial Officer of Proconics, Inc., a manufacturer of semiconductor manufacturing automation equipment, from 1991 to 1993. From 1986 to 1990 and from 1993 to January 1994, Mr. Schickling was an independent financial consultant. From 1981 to 1986, he was Executive Vice President and Chief Financial Officer of Telesis Systems Corporation, a manufacturer of computer software and hardware for the CAD industry.

  ROBERT G. POSTLE joined the Company in 1994 as Vice President, Marketing and Sales. From 1989 to 1994, Mr. Postle was Vice President of Marketing and Sales at ULVAC Technologies, Inc., a manufacturer of vacuum technology products. From 1987 to 1989, Mr. Postle was Vice President of Marketing and Sales at ASM Ion Implant, Inc., a manufacturer of ion implantation equipment.

  STEPHEN H. AVEDIKIAN, JR. joined the Company in 1994 as Vice President, Manufacturing. He was appointed Vice President, Manufacturing and Customer Support in September 1994, and was appointed Vice President, Operations in February 1995. Before joining the Company, Mr. Avedikian was Director of Manufacturing and Engineering at Bausch and Lomb/Polymer from 1986 to 1994.

  JAMES J. COSTA joined the Company in 1983. He was promoted to Vice President, Tool Automation Systems in July 1996. He had been Vice President, Automation Systems since 1994. From 1993 to 1994, he served as Vice President, Marketing and Advanced Technology Development. From 1988 to 1993, he served as Vice President, Engineering of the Company.

  DOUGLAS A. LAWSON was promoted to Vice President, Software Division in July 1996. He joined the Company as Vice President, Engineering in 1993. From 1987 to 1993, he held several positions in the engineering and marketing departments at Digital Equipment Corporation. From 1982 to 1987, Mr. Lawson was a process engineering manager at Intel Corporation.


  MITCHELL WEISS joined the Company in 1993 as Vice President, Transport Technology, and in 1994 was appointed Vice President, Strategy/Technology of the Company. From 1985 to 1993, Mr. Weiss was President of ProgramMation, Inc., a supplier of factory automation systems, substantially all the assets of which were acquired by the Company in 1993.


  DIANE M. DELUCIA joined the Company in 1988 as Manager of Human Resources and was promoted to Director of Human Resources in 1993. In May 1995, Ms. DeLucia was promoted to Vice President of Human Resources. From 1982 to 1988, Ms. DeLucia was Director of Personnel at Foxboro/Octek, Inc., a developer and manufacturer of vision systems for the food and pharmaceutical industry.

  WALTER J. ROMANOSKY, JR. joined the Company in 1993 as Director of Project Management and was promoted to Vice President, Customer Services in December 1995. From 1991 to 1993, Mr. Romanosky was a senior project leader for Mobil Solar Energy Corporation, a supplier of photovoltaic energy equipment for the commercial power industry. From 1980 to 1991, he held several positions in the engineering department at UNC Naval Products, a manufacturer of nuclear reactor cores for the military.

  BRIAN J. DOHERTY joined the Company as Vice President, Engineering in July 1996. From January 1985 to July 1996, Mr. Doherty was Director of Engineering for the Semiconductor Equipment Division of Eaton Corporation, which manufactures semiconductor ion implantation equipment.

  AMRAM RASIEL has been a director of the Company since 1982. Dr. Rasiel is a private investor and, from December 1989 to May 1990, was Co-Chief Executive Officer of ENSR Corporation, an environmental engineering firm. Dr. Rasiel is currently a director of Opal, Inc., a manufacturer of semiconductor capital equipment, Progress Software Corporation, a provider of application development software, and a number of privately-held companies.

  BORUCH B. FRUSZTAJER became a director of the Company in 1982. Mr. Frusztajer has since 1984 been the President of BBF Corporation, an industrial management company. He is a director of CSP, Inc., a manufacturer of embedded signal processors, and a number of privately-held companies.

  ALEXANDER V. D'ARBELOFF became a director of the Company in 1982. Mr. d'Arbeloff has been President and CEO of Teradyne, Inc., a manufacturer of automatic test equipment used in the manufacture of semiconductors, since 1971. Since 1977, Mr. d'Arbeloff has served as Chairman of the Board of Teradyne. He is currently a director of Stratus Computer, Inc., BTU Engineering International, Inc. and a number of privately-held companies.

COMMITTEES AND MEETINGS OF THE BOARD

  During the fiscal year ended September 30, 1996 ("fiscal 1996"), the Board met four times and acted one time by unanimous written consent. No director attended fewer than 75% of the total number of meetings held by the Board and Committees of the Board on which he served.

  The Board currently has two committees. The Audit Committee (currently composed of Messrs. Rasiel and Frusztajer) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met one time during fiscal 1996. The Compensation Committee (currently composed of Messrs. Frusztajer and d'Arbeloff) has general responsibility for the Company's executive compensation policies and practices, including making specific recommendations to the Board concerning compensation for the Company's executive officers, and administering the Company's 1984 Incentive Stock Option Plan (the "1984 Stock Option Plan"), 1994 Incentive and Nonqualified Stock Option Plan (the "1994 Stock Option Plan") and 1994 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Compensation Committee met two times during fiscal 1996.

               REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

DIRECTORS' COMPENSATION

  Each non-employee director of the Company has served without cash compensation but has been reimbursed, upon request, for expenses incurred in attending meetings of the Board of Directors. Directors who are employees of the Company are not paid any separate fees for serving as directors. Prior to fiscal 1996, the Company granted non-qualified stock options to purchase an aggregate of 54,000 shares of Common Stock, at a weighted average exercise price of $6.42 per share, in equal amounts of 18,000 each to Amram Rasiel, Boruch B. Frusztajer and Alexander V. d'Arbeloff, each of whom is a director of the Company, and granted non-qualified stock options to purchase an aggregate of 12,000 shares of Common Stock, at a weighted average exercise price of $2.13 per share, to a former director of the Company. Under the Company's 1994 Stock Option Plan, on November 30 of each year, each non-employee director then in office will automatically be granted a non-qualified option to purchase 1,500 shares of Common Stock at an exercise price equal to its fair market value on that date. Pursuant to this provision of the 1994 Stock Option Plan, on November 30, 1996, each of Messrs. Rasiel, Frusztajer and d'Arbeloff was automatically granted a nonqualified option to purchase 1,500 shares of Common Stock at an exercise price of $47.75 per share.

EXECUTIVE COMPENSATION

  The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during fiscal 1996 and during the fiscal years ended September 30, 1994 and 1995 ("fiscal 1994" and "fiscal 1995," respectively).

                          SUMMARY COMPENSATION TABLE

                                                         LONG-TERM
                                                        COMPENSATION
                                                        ------------
                                                           AWARDS
                                                        ------------
                                ANNUAL COMPENSATION(1)   SECURITIES
        NAME AND         FISCAL ----------------------   UNDERLYING      ALL OTHER
   PRINCIPAL POSITION     YEAR   SALARY($)    BONUS($)   OPTIONS(#)  COMPENSATION($)(2)
   ------------------    ------ -----------  ----------------------- ------------------
Mordechai Wiesler.......  1996  $   211,153  $    90,000   11,700         $11,500
 Chairman of the Board,
  Chief Executive         1995  $   184,939  $    90,000   15,000         $ 5,675
  Officer, Treasurer and
   Director               1994  $   169,359  $    84,000   37,500         $ 2,685
Mitchell G. Tyson.......  1996  $   191,922  $    90,000   15,300         $ 5,483
 President, Chief
  Operating Officer and
  Director                1995  $   165,823  $   100,000   20,000         $ 1,942
                          1994  $   146,004  $    73,400   82,500         $ 1,664
John J. Schickling(3)...  1996  $   149,616  $    45,000    9,000         $ 6,047
 Chief Financial Officer  1995  $   132,308  $    45,000   12,000         $ 2,456
                          1994  $    81,089  $    29,000   33,000         $   686
Robert G. Postle(3).....  1996  $   140,962  $    54,000   10,800         $ 4,103
 Vice President,
  Marketing and Sales     1995  $   130,000  $    68,000      --          $   602
                          1994  $     5,000  $     2,000   16,875         $    41
Stephen H. Avedikian,
 Jr.(3).................  1996  $   143,269  $    45,000    9,000         $ 4,034
 Vice President of
  Operations              1995  $   118,272  $    41,000   10,000         $ 1,317
                          1994  $    64,044  $    23,000   22,500         $   293

--------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus for the executive officer.
(2) The amounts reported include the Company's contributions to the Company's Savings and Retirement Plan during fiscal 1996, fiscal 1995 and fiscal 1994, respectively, for the benefit of Mr. Wiesler ($5,200, $1,895 and $1,281), Mr. Tyson ($4,973, $1,636 and $1,460), Mr. Schickling ($3,865,
    $1,309 and $290), Mr. Postle ($3,629, $350 and $0), and Mr. Avedikian
    ($3,721, $1,171 and $232). The amounts reported also include premiums paid by the Company on excess life insurance policies during fiscal 1996, fiscal 1995 and fiscal 1994, respectively, for Mr. Wiesler ($6,300, $3,780 and $1,404), Mr. Tyson ($510, $306 and $204), Mr. Schickling ($2,182,
    $1,147 and $396), Mr. Postle ($474, $252 and $41) and Mr. Avedikian ($313,
    $146 and $61).
(3) Messrs. Schickling, Postle and Avedikian joined the Company during fiscal 1994 and, therefore received compensation for only a portion of such fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR.

  The following table contains information concerning stock option grants under the 1994 Stock Option Plan to the Company's Chief Executive Officer and each of the other Named Executive Officers made during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                                                                                ANNUAL RATES OF STOCK
                                          % OF TOTAL                            PRICE APPRECIATION FOR
                                        OPTIONS GRANTED EXERCISE OR                 OPTION TERM(3)
                            OPTIONS     TO EMPLOYEES IN  BASE PRICE  EXPIRATION ----------------------
          NAME           GRANTED (#)(1)   FISCAL YEAR   ($/SHARE)(2)    DATE      5%($)      10%($)
          ----           -------------- --------------- ------------ ----------   -----      ------
Mordechai Wiesler.......      4,941(4)       2.21%         $27.25     11/01/01  $   43,586 $    98,223
                              6,759(5)       3.02%         $27.25     11/01/01  $   59,623 $   134,363
Mitchell G. Tyson.......      4,353(4)       1.95%         $27.25     11/01/01  $   38,399 $    86,534
                             10,947(5)       4.89%         $27.25     11/01/01  $   96,586 $   217,617
John J. Schickling......      7,143(4)       3.19%         $27.25     11/01/01  $   63,010 $   141,997
                              1,857(5)       0.83%         $27.25     11/01/01  $   16,381 $    36,916
Robert G. Postle........     10,800(4)       4.83%         $27.25     11/01/01  $   95,270 $   214,270
Stephen H. Avedikian,
 Jr.....................      8,742(4)       3.91%         $27.25     11/01/01  $   77,960 $   175,941
                                258(5)       0.12%         $27.25     11/01/01  $    2,276 $     5,129

--------
(1) Incentive and nonqualified options vest at varying rates over five years. The cumulative effect of the vesting schedule is that the aggregate number of incentive and nonqualified options vesting in each of the 20 quarterly vesting dates, beginning on 2/21/96 and ending on 11/1/00, is equal. This table does not include options granted in November 1995 to purchase the following numbers of shares of the Company's Common Stock: Mr. Wiesler, 13,000 shares; Mr. Tyson, 17,000 shares; Mr. Schickling, 10,000 shares; Mr. Postle, 12,000 shares; and Mr. Avedikian, 10,000 shares. Each such option was at an exercise price equal to $37.75 per share, was for a term of six years and vested in 20 equal quarterly installments beginning 2/21/96 and ending 11/21/00. In February 1996, these options were surrendered and exchanged for the options listed in the table above. See "Option/SAR Repricing."
(2) All options were granted at not less than fair market value, which was determined by the Board of Directors of the Company to be the closing price of the Common Stock on the date of grant as reported by the Nasdaq National Market.
(3) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.
(4) Represents an incentive stock option. See Note 1.
(5) Represents a nonqualified stock option. See Note 1.

OPTION/SAR EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth information concerning option exercises and holdings under the 1984 and 1994 Stock Option Plans as of September 30, 1996 with respect to the Company's Chief Executive Officer and the other Named Executive Officers:

                         FISCAL YEAR-END OPTION VALUES

                                                  COMMON STOCK UNDERLYING  VALUE OF UNEXERCISED IN-
                                                  UNEXERCISED OPTIONS AT     THE-MONEY OPTIONS AT
                            SHARES      VALUE       FISCAL YEAR-END (#)      FISCAL YEAR-END $(2)
                         ACQUIRED ON   REALIZED  ------------------------- -------------------------
          NAME           EXERCISE (#)   ($)(1)   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------ ---------- ----------- ------------- ----------- -------------
Mordechai Wiesler.......    57,375    $1,577,391   33,563       41,512     $  835,046    $809,011
Mitchell G. Tyson.......    37,500    $  980,875   80,170       46,630     $2,214,779    $882,996
John J. Schickling......     7,350    $  158,175    4,500       31,950     $   87,638    $642,300
Robert G. Postle........     3,000    $   58,750    3,683       19,305     $   59,968    $301,084
Stephen H. Avedikian,
 Jr.....................       --            --    15,932       25,568     $  373,465    $472,910

--------
(1) Amounts disclosed in this column do not necessarily reflect amounts received by the Named Executive Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.
(2) Calculated on the basis of the closing price of the Common Stock on September 30, 1996 as reported by the Nasdaq National Market ($32.75 per share), less the applicable option exercise price.

OPTION/SAR REPRICING

  The following table sets forth information concerning the repricing during fiscal 1996 of options previously awarded to the Named Executive Officers as well as information concerning all such repricings of options held by an executive officer of the Company during the ten fiscal years ended September 30, 1996. See Compensation Committee Report on Executive Compensation for further information.

                           TEN-YEAR OPTION REPRICING

                                 NUMBER OF   MARKET PRICE EXERCISE              LENGTH OF
                                 SECURITIES       OF      PRICE AT           ORIGINAL OPTION
                                 UNDERLYING    STOCK AT    TIME OF            TERM REMAINING
                                OPTIONS/SARS   TIME OF    REPRICING   NEW       AT DATE OF
                                REPRICED OR  REPRICING OR    OR     EXERCISE   REPRICING OR
                          DATE   AMENDED(1)   AMENDMENT   AMENDMENT  PRICE      AMENDMENT
                          ----  ------------ ------------ --------- -------- ----------------
Mordechai Wiesler....... 2/1/96     4,941       $27.25     $37.75    $27.25  5 years 293 days
                         2/1/96     6,759       $27.25     $37.75    $27.25  5 years 293 days
Mitchell G. Tyson....... 2/1/96     4,353       $27.25     $37.75    $27.25  5 years 293 days
                         2/1/96    10,947       $27.25     $37.75    $27.25  5 years 293 days
John J. Schickling...... 2/1/96     7,143       $27.25     $37.75    $27.25  5 years 293 days
                         2/1/96     1,857       $27.25     $37.75    $27.25  5 years 293 days
Robert G. Postle........ 2/1/96    10,800       $27.25     $37.75    $27.25  5 years 293 days
Stephen H. Avedikian,
 Jr..................... 2/1/96     8,742       $27.25     $37.75    $27.25  5 years 293 days
                         2/1/96       258       $27.25     $37.75    $27.25  5 years 293 days
James J. Costa.......... 2/1/96     4,500       $27.25     $37.75    $27.25  5 years 293 days
Douglas A. Lawson....... 2/1/96     3,600       $27.25     $37.75    $27.25  5 years 293 days
Mitchell Weiss.......... 2/1/96     6,750       $27.25     $37.75    $27.25  5 years 293 days
Diane M. DeLucia........ 2/1/96     4,500       $27.25     $37.75    $27.25  5 years 293 days
Walter F. Romanosky,
 Jr..................... 2/1/96     6,750       $27.25     $37.75    $27.25  5 years 293 days

--------
(1) Aggregate number of securities underlying repriced options represents for each executive officer 90% of the number of securities underlying option as originally granted in November 1995. See Note 1 of "Option Grants in Last Fiscal Year."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee is a former or current employee of the Company or a party to any other relationship of a character required to be disclosed pursuant to Item 402(j) of Regulation S-K.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report has been furnished by the Compensation Committee of the Company. Boruch B. Frusztajer and Alexander V. d'Arbeloff, two non-employee members of the Board of Directors, serve as members of the Committee. The Committee meets at least annually or more frequently if requested by the Board of Directors. The Committee is primarily responsible for the review of executive compensation, which includes base salary, profit sharing, and stock option awards.

  Compensation Policies. The Company believes that it is critical to its continued success to attract and retain highly qualified executive officers who will play a vital role in future achievements. To this end, the Company has established its compensation policy to reward executives based upon corporate, departmental and individual performance which is measured against the internal goals set for each area. The Company also understands the need to provide long term incentives to its executive officers to achieve future financial and strategic goals which include the growth of the Company, enhancement of Company profitability and thus shareholder value. The Company believes that its total compensation is sufficiently competitive to retain and, if necessary, attract executive officers capable of leading the Company in accomplishing its business goals.

  Executive compensation for fiscal 1996 consisted of a base salary, incentive compensation in the form of an annual cash bonus earned as a result of achievement of Company objectives, and equity-based long-term incentive compensation in the form of incentive and nonqualified stock options. Since options granted under the Company's 1994 Incentive and Nonqualified Stock Option Plan generally vest over a five year period, option participants are encouraged to improve the profitability and shareholder value of the Company.

  Base Salaries. The salaries of the executive officers are established annually by evaluating requirements of the position and the contribution of the individual executive with respect to Company performance and the executive's responsibility, technical experience and future potential. Base salaries of the executive officers are generally adjusted annually in January to reflect comparable executive salaries for comparably sized companies and to maintain the objectives of the Compensation Policy noted above. In determining base salaries, the Compensation Committee relies upon independent surveys of companies in the industry to determine whether the Company's executive compensation is in a competitive range for executives within the Company's industry.

  The base salary of Mordechai Wiesler, the Chief Executive Officer of the Company was $211,153 for fiscal 1996. This represented an increase of 14.2% from fiscal 1995.

  Incentive Compensation. To reward performance, the Company provides executives with additional cash compensation in the form of profit sharing bonuses. Actual awards against target vary based on financial and non-financial performance factors and individual contribution. The Company achieved significantly higher levels of performance in fiscal 1996 compared to fiscal 1995. Revenue increased by 73% to $110.6 million from $64 million in fiscal 1995. Net income increased 82% in fiscal 1996 to $13.7 million from $7.6 million in fiscal 1995. The improvement in financial performance in conjunction with the attainment of non-financial goals resulted in a bonus of $90,000 to Mr. Wiesler and bonus payments to the Company's other executive officers ranging from $15,300 to $90,000 in fiscal 1996. Further detail of the bonus compensation is disclosed in the Summary Compensation Table at page 6.

  Long-Term Incentives. One of the goals of the Company is the enhancement of shareholder value. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase Common Stock of the Company. The stock option plan is a long-term plan designed to link executive rewards to shareholder value over time. Stock options granted typically have a term of six (6) years and vest in twenty quarterly installments over a period of five (5) years from the date of grant. Long-term incentive compensation in the form of incentive and nonqualified stock options under the Company's 1994 Incentive and Nonqualified Stock Option Plan were granted to the executive officers. These grants included incentive and nonqualified options granted to Messrs. Wiesler, Tyson, Schickling, Postle and Avedikian to purchase up to 11,700, 15,300, 9,000, 10,800 and 9,000 shares of Common Stock, respectively. See "Option Grants in Last Fiscal Year" at page 7.

  Report on Repricing of Options. The February 1996 repricing of options held by certain Named Executive Officers described in the Ten-Year Option Repricing table above reflects the consistent application of the policy of the Compensation Committee regarding incentive options. The Compensation Committee and full Board of Directors believe that to provide maximum incentive to employees, including senior executives, incentive options should be granted at exercise prices equal to or not materially in excess of the market price of the Common Stock. As a result of this policy, options granted by the Board of Directors and approved by the Compensation Committee on November 21, 1995 were repriced on February 1, 1996 to more accurately reflect the market value of the Company's Common Stock as determined by the closing price of the stock as reported by the Nasdaq National Market on that date. In connection with the repricing, employees, including executive officers, were provided the opportunity to keep the original number of options granted at the November 21, 1995 price or receive an award reduced by ten percent (10%) at the price in effect on February 1, 1996. All grant recipients elected to receive the share reduction at the lower option price.

  Boruch B. Frusztajer
  Alexander V. d'Arbeloff

PERFORMANCE GRAPH

  The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index, the Nasdaq Stock Market Index for U.S. Companies, and a published industry index, the Hambrecht & Quist Semiconductor Sector Index. The cumulative stockholder returns for shares of the Company's Common Stock and for the market and industry indices are calculated assuming $100 was invested on October 13, 1994, the date on which the Company's Common Stock commenced trading on the Nasdaq National Market. The Company paid no cash dividends during the periods shown. The performance of the market and industry indices is shown on a total return (dividends reinvested) basis, calculated monthly as of the last day of month indicated.

                 CUMULATIVE TOTAL RETURN PRI AUTOMATION, INC.


                                                           H&Q
                                                           ---
                                    Nasdaq Stock       Semiconductor
                                    ------------       -------------
 DATES      PRI Automation, Inc.     Market-U.S.          Sector
 -----      --------------------     -----------          ------
10/13/94        100                    100                 100
  Oct-94        112.96                 103.17              109.51
  Nov-94        124.07                  99.75              106.94
  Dec-94        119.44                 100.03              106.95
  Jan-95        118.52                 100.59              108.71
  Feb-95        133.33                 105.91              122.14
  Mar-95        164.81                 109.05              129.15
  Apr-95        194.44                 112.48              147.43
  May-95        209.26                 115.38              159.60
  Jun-95        242.59                 124.74              181.26
  Jul-95        303.70                 133.90              206.77
  Aug-95        279.63                 136.62              202.91
  Sep-95        303.70                 139.76              204.85
  Oct-95        274.07                 138.96              192.49
  Nov-95        303.70                 142.22              170.34
  Dec-95        260.19                 141.47              148.84
  Jan-96        211.11                 142.17              146.82
  Feb-96        176.85                 147.58              147.57
  Mar-96        181.48                 148.07              140.57
  Apr-96        209.26                 160.36              161.05
  May-96        295.37                 167.72              156.06
  Jun-96        225.93                 160.14              134.72
  Jul-96        194.44                 145.84              119.60
  Aug-96        216.67                 154.04              130.90
  Sep-96        242.59                 165.75              152.94


                            1994 STOCK OPTION PLAN

  In 1994 the Board adopted and the Company's stockholders approved the 1994 Stock Option Plan. The 1994 Stock Option Plan authorizes (i) the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code, and (ii) the grant of options that do not so qualify ("Nonqualified Options").

  The 1994 Stock Option Plan currently provides that an aggregate of 905,000 shares of Common Stock (subject to adjustment upon certain changes in capitalization of the Company) may be issued pursuant to options granted thereunder. On November 8, 1996, the Board of Directors of the Company amended the 1994 Stock Option Plan to increase the number of shares of Common Stock issuable upon exercise of options under the Plan by 300,000. As of December 13, 1996, the number of shares remaining available for grants under the 1994 Stock Option Plan was 366,513. The Company expects that the number of shares available under the 1994 Stock Option Plan, as amended, will be adequate to provide for anticipated grants of options through fiscal 1998.

  The 1994 Stock Option Plan is administered by a committee consisting of the non-employee directors who are members of the Compensation Committee of the Board (the "Committee"). Except for certain non-discretionary option grants to directors who are not employees as described below, the Committee selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 1994 Stock Option Plan. Incentive Options may be granted under the 1994 Stock Option Plan to employees, including officers and directors who are also employees. As of September 30, 1996, approximately 701 employees were eligible to participate in the 1994 Stock Option Plan. Nonqualified Options may be granted under the 1994 Stock Option Plan to employees, officers, individuals providing services to the Company and directors, whether or not they are employees of the Company.

  No options may extend for more than ten years from the date of grant (five years in the case of employees or officers holding 10% or more of the total combined voting power of all classes of stock of the Company or any subsidiary or parent ("greater-than-ten-percent-stockholder")). The exercise price for Incentive Options may not be less than the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

  Options are non-transferable except by will or by the laws of descent or distribution. Options generally may not be exercised after (i) termination by the Company for cause or voluntary termination by the optionee of an optionee's employment with the Company, (ii) ninety days following termination by the Company without cause of the optionee's employment with the Company, or
(iii) one year following an optionee's retirement from the Company in good standing by reason of disability or death.

  Payment of the exercise price for shares subject to options may be made with
(i) cash, certified check, bank draft, postal or express money order for an amount equal to the option price for such shares, or (ii) with the consent of the Committee, shares of Common Stock of the Company having a fair market value equal to the option price of such shares, or (iii) with the consent of the Committee, such other consideration which is acceptable to the Committee and which has a fair market value equal to the option price of such shares, or
(iv) with the consent of the Committee, a combination of the (i), (ii) and/or
(iii). Full payment for shares exercised must be made at the time of exercise.

  Under the 1994 Stock Option Plan, on November 30 of each year, each non-employee director then in office is automatically granted a Nonqualified Option to purchase 1,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant.

  At September 30, 1996, 487,484 shares were subject to outstanding options granted under the 1994 Stock Option Plan, 42,254 had been purchased upon exercise of options granted thereunder and 375,262 shares remained available for future grants. As of September 30, 1996, option prices and expiration dates for outstanding options granted under the 1994 Stock Option Plan ranged from $6.6667 to $41.00 per share and from March 17, 2000 to April 22, 2006, respectively. The Company has filed registration statements on Form S-8 under the Securities Act of 1933 to register the 905,000 shares of the Company's Common Stock that were reserved for issuance under the 1994 Stock Option Plan. The Company intends to file, as soon as practicable, a Registration Statement on Form S-8 under the Securities Act of 1933 covering the additional shares of Common Stock issuable under the 1994 Stock Option Plan, as further amended.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 1994 STOCK OPTION PLAN

  The grantee of a Nonqualified Option under the 1994 Stock Option Plan recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option.

  The grantee of an Incentive Option under the 1994 Stock Option Plan recognizes no income for federal income tax purposes on the grant thereof. Except as described below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

  The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against regular tax liability in a later year; however, the minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

  In connection with the sale of the shares covered by Incentive Options, under the 1994 Stock Option Plan, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

NEW PLAN BENEFITS

  The Company is unable to determine the dollar value and number of options or shares of Common Stock that will be issued under the 1994 Stock Option Plan if the amendment described herein is approved to (i) any of the executive officers, (ii) the current executive officers as a group, (iii) the current directors who are not executive officers as a group, (iv) each nominee for election as a director and (v) the employees who are not executive officers as a group, because, except for non-discretionary option grants to non-employee directors described above, options are granted on a discretionary basis. The Company is unable to determine the benefits or amounts which would have been received by or allocated to any such persons or groups for fiscal 1996 if the amendment to the 1994 Stock Option Plan had been in effect throughout such year.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of December 20, 1996 (i) by each person or entity known to the Company to own beneficially five percent or more of the Company's Common Stock, (ii) by each director of the Company,
(iii) by each Named Executive Officer and (iv) by all executive officers and directors of the Company as a group.

                                                        SHARES BENEFICIALLY
                                                            OWNED(1)(2)
                                                        -----------------------
          NAME                                            NUMBER     PERCENT
          ----                                          ------------ ----------
Mordechai Wiesler(3)(4)................................      517,246      7.0%
Twentieth Century Companies, Inc.(5) ..................      380,100      5.2%
  4500 Main Street
  P.O. Box 418210
  Kansas City, MO 64141-9210
Dr. Amram Rasiel(3)(6).................................      280,855      3.8%
Mitchell G. Tyson(3)(7)................................      123,158      1.7%
Boruch B. Frusztajer(3)(8).............................       46,256     *
Alexander V. d'Arbeloff(3)(9)..........................       36,892     *
Stephen H. Avedikian, Jr.(3)(10).......................        8,059     *
John J. Schickling(3)(11)..............................        2,250     *
Robert G. Postle(3)(12)................................          843     *
All directors and executive officers as a group (14
 people)(13)...........................................    1,114,472     14.8%

--------
*Less than one percent.
(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table. Amounts shown for each stockholder include those shares subject to stock options exercisable within 60 days of December 20, 1996.
(2) The number of shares of Common Stock deemed outstanding as of the date of this table is 7,346,166.
(3) Address is in care of PRI Automation, Inc., 805 Middlesex Turnpike, Billerica, Massachusetts 01821.
(4) Includes 35,461 shares issuable upon the exercise of outstanding options exercisable within 60 days of December 20, 1996. Excludes 45,000 shares held in two trusts for the benefit of Mr. Wiesler's three children. Mr. Wiesler disclaims beneficial ownership of these shares.
(5) The number of shares beneficially owned by Twentieth Century Companies, Inc. ("TCC") is based on the information contained in a Schedule 13G filed by TCC on behalf of itself, Investors Research Corporation and James E. Stowers, Jr. on February 12, 1996. Investors Research Corporation, a registered investment advisor and a wholly-owned subsidiary of TCC, manages the investments of six registered investment companies and certain institutional investor accounts. These investments include 380,100 shares of the Company's Common Stock. Mr. Stowers controls TCC by virtue of his beneficial ownership of a majority of the voting stock of TCC. TCC, Investors Research Corporation and Mr. Stowers all disclaim beneficial ownership of these shares.
(6) Includes 6,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of December 20, 1996.
(7) Includes 85,935 shares issuable upon the exercise of outstanding options exercisable within 60 days of December 20, 1996.
(8) Includes 6,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of December 20, 1996. Includes 29,381 shares held by members of Mr. Frusztajer's family.
(9) Includes 6,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of December 20, 1996.
(10) Includes 7,444 shares issuable upon the exercise of outstanding options exercisable within 60 days of December 20, 1996.
(11) Includes 2,250 shares issuable upon the exercise of outstanding options exercisable within 60 days of December 20, 1996.

(12) Represents 843 shares issuable upon the exercise of outstanding options exercisable within 60 days of December 20, 1996.
(13) Includes 174,940 shares issuable upon the exercise of outstanding options exercisable within 60 days of December 20, 1996.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1996 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 1996, or written representations that Forms 5 were not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

                                 SOLICITATION

  No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals for inclusion in the proxy materials related to the 1998 Annual Meeting of Stockholders or Special Meeting in lieu thereof must be received by the Company at its Executive Offices no later than September 8, 1997.

                                 MISCELLANEOUS

  The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                             AVAILABLE INFORMATION

  Stockholders of record on December 13, 1996 will receive a Proxy Statement and the Company's Annual Report to Stockholders, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to Mr. John J. Schickling, PRI Automation, Inc., 805 Middlesex Turnpike, Billerica, Massachusetts 01821.

                                                   As amended by the Board of
                                                   Directors on November 8, 1996



                              PRI AUTOMATION, INC.

                        1994 INCENTIVE AND NONQUALIFIED
                               STOCK OPTION PLAN

SECTION 1.  PURPOSE

     This 1994 Incentive and Nonqualified Stock Option Plan (the "Plan") of PRI Automation, Inc., a Massachusetts corporation (the "Company"), is designed to provide additional incentive to executives and other key employees of the Company and its subsidiaries and for certain other individuals providing services to or acting as directors of the Company and its subsidiaries. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options") under the Plan which afford such executives and key employees an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock. The Company intends that Incentive Stock Options issued under the Plan will qualify as "incentive stock options" as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. The term "subsidiary" shall have the meaning set forth in Section 424 of the Code.

SECTION 2.  ADMINISTRATION

     2.1  The Committee.  The Plan shall be administered by a Committee (the
          -------------

"Committee") consisting of the "Outside Directors" who are also members of the Compensation Committee. As used herein, the term "Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and
(iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. None of the members of the Committee shall have been granted any incentive stock option or nonqualified option under this Plan or any other stock option plan of the Company within one year prior to service on the Committee. It is the intention of the Company that the Plan shall be administered by "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a disinterested person. Except as specifically reserved to the Company's Board of Directors (the "Board") under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

     2.2  Powers of the Committee.  Subject to the terms and conditions of the
          -----------------------
Plan, the Committee shall have the power:

          (a) To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions
     (which need not be identical) of each option granted under the Plan to such persons;

          (b) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and optionees ;

          (c) To make, in its sole discretion, changes to any outstanding option granted under the Plan, including: (i) to reduce the exercise price, (ii) to accelerate the vesting schedule or (iii) to extend the expiration date; and

          (d) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3.  STOCK

     3.1  Stock to be Issued.  The stock subject to the options granted under
          ------------------
the Plan shall be shares of the Company's authorized but unissued common stock, $.01 par value (the "Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 1,205,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

     3.2  Expiration, Cancellation or Termination of Option.  Whenever any
          -------------------------------------------------
outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

     3.3  Limitation on Grants.  In no event may any Plan participant be granted
          --------------------
options with respect to more than 75,000 shares of Common Stock in any calendar year. The number of shares of Common Stock issuable pursuant to an option granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an option is subsequently reduced, the transaction shall be deemed a cancellation of the original option and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

SECTION 4.  ELIGIBILITY

     4.1  Persons Eligible.  Incentive Stock Options under the Plan may be
          ----------------
granted only to officers and other employees of the Company or its subsidiaries. Nonqualified Options may be granted to officers or other employees of the Company or its subsidiaries, and to members of the Board and consultants or other persons who render services to the Company (regardless of whether they are also employees), provided, however, that no such option may be granted to a person who is a member of the Committee at the time of grant.

     4.2  Greater-Than-Ten-Percent Stockholders.  Except as may otherwise be
          -------------------------------------
permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 425 of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary (a "greaterthan-ten-percent stockholder"), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such option is granted, and (ii) that such option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

     4.3   Maximum Aggregate Fair Market Value.  The aggregate fair market value
           -----------------------------------
(determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or its subsidiary for the issuance of incentive stock options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code or any other applicable law or regulation).

     4.4   Option Grants to Directors.  As compensation for services to the
           --------------------------
Company, each director of the Company who is not an employee of the Company and who is not an officer, director, general partner or employee of a securities firm, venture capital firm or other financial institution which, together with its affiliates, holds more than 5% of the issued and outstanding Common Stock of the Company (an "Outside Disinterested Director") shall be automatically granted an option to purchase 1,500 shares of Common Stock on November 30 of each year, provided that the optionee is then a director of the Company. Any director of the Company who is elected to the Board but who is not an Outside Disinterested Director at the time of his or her initial election and later becomes an Outside Disinterested Director shall be automatically granted an option to purchase 1,500 shares of Common Stock on November 30 of each year, provided that the optionee is then a director of the Company. Each Nonqualified Option granted to an Outside Disinterested Director pursuant to this Section 4.4 shall be exercisable in its entirety on the date of grant and shall expire on the tenth anniversary of the date of grant, provided the optionee is a director of the Company on each such anniversary. The exercise price per share of Common Stock of each Nonqualified Option granted pursuant to this Section 4.4 shall be equal to the fair market value of the Common Stock on the date the Nonqualified Option is granted, such fair market value to be determined in accordance with the provisions of Section 6.3.

SECTION 5.  TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE

     5.1  Termination of Employment.  Except as may be otherwise expressly
          -------------------------
provided herein, options shall terminate on the earlier of:

          (a)  the date of expiration thereof,
          (b) the date of termination of the optionee's employment with or services to the Company by it for cause (as determined by the Company), or voluntarily by the optionee; or
          (c) ninety days after the date of termination of the optionee's employment with or services to the Company by it without cause; provided,
                                                                     --------
     that Nonqualified Options
     granted to persons who are not employees of the Company need not, unless the Committee determines otherwise, be subject to the provisions set forth in clauses (b) and (c) above.

An employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company or any subsidiary. Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof.

     As used herein, "cause" shall mean (x) any material breach by the optionee of any agreement to which the optionee and the Company are both parties, (y) any act or omission to act by the optionee which may have a material and adverse effect on the Company's business or on the optionee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company or any affiliate of the Company.

     5.2  Death or Permanent Disability of Optionee.  In the event of the death
          -----------------------------------------
or permanent and total disability of the holder of an option that is subject to clause (b) or (c) of Section 5.1 above prior to termination of the optionee's employment with or services to the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death or disability. After the death of the optionee, his/her executors, administrators or any person or persons to whom his/her option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option immediately prior to his/her death. An optionee is permanently and totally disabled if he/she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months; permanent and total disability shall be determined in accordance with Section 22(e)(3) of the Code and the regulations issued thereunder.


SECTION 6.  TERMS OF THE OPTION AGREEMENTS

     Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Committee shall from time to time deem appropriate. Such provisions or conditions may include without limitation restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Committee; provided that such
                                                    -------------
additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive option within the meaning of Section 422 of the Code. The shares of stock issuable upon exercise of an option by any executive officer, director or beneficial owner of more than ten percent of the Common Stock of the Company may not be sold or transferred (except that such shares may be issued upon exercise of such option) by such officer, director or beneficial owner for a period of six months following the grant of such option.

     Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     6.1  Expiration of Option.  Notwithstanding any other provision of the Plan
          --------------------
or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Stock Option, be later than the tenth anniversary (fifth anniversary in the case of a greater-than-ten-percent stockholder) of the date on which the option was granted, or as specified in Section 5 of this Plan.

     6.2   Exercise.  Each option may be exercised, so long as it is valid and
           --------
outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option.

     6.3   Purchase Price.  The purchase price per share under each option shall
           --------------
be determined by the Committee at the time the option is granted; provided, however, that the option price of any Incentive Stock Option shall not, unless otherwise permitted by the Code or other applicable law or regulation, be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-ten-percent stockholder). For the purpose of the Plan the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ"), or, if the Common Stock is not quoted on NASDAQ, the fair market value as determined by the Committee.

     6.4  Transferability of Options.  Options shall not be transferable by the
          --------------------------
optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his or her lifetime, only by him or her.

     6.5  Rights of Optionees.  No optionee shall be deemed for any purpose to
          -------------------
be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered the shares to the optionee.

     6.6  Repurchase Right.  The Committee may in its discretion provide upon
          ----------------
the grant of any option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Committee all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Committee at the time the option for the shares subject to repurchase is granted. In the event the Committee shall grant options subject to the Company's repurchase option, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

SECTION 7.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     7.1  Method of Exercise.  Any option granted under the Plan may be
          ------------------
exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

     7.2  Payment of Purchase Price.  Payment for the shares of Common Stock
          -------------------------
purchased pursuant to the exercise of an option shall be made either by (i) cash, certified check, bank draft or postal or express money order equal to the option price for the number of shares specified in the Notice, or (ii) with the consent of the Committee, shares of Common Stock of the Company having a fair market value equal to the option price of such shares, or (iii) with the consent of the Committee, such other consideration which is acceptable to the Committee and which has a fair market value equal to the option price of such shares, or
(iv) with the consent of the Committee, a combination of (i), (ii) and/or (iii). For the purpose of the preceding sentence, the fair market value per share of Common Stock so delivered to the Company shall be determined in the manner specified in Section 6.3. As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

SECTION 8.  CHANGES IN COMPANY'S CAPITAL STRUCTURE

     8.1   Rights of Company.  The existence of outstanding options shall not
           -----------------
affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8.2   Recapitalization, Stock Splits and Dividends.  If the Company shall
           --------------------------------------------
effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she exercised his or her option in full immediately prior to such event; (ii) the number and class of shares with respect to which options may be granted under the Plan; and (iii) the number and class of shares set forth in Sections 3.3 and
4.4 shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

     8.3  Merger without Change of Control.  After a merger of one or more
          --------------------------------
corporations into the Company, or after a consolidation of the Company and one or more corporations in which (i) the Company shall be the surviving corporation, and (ii) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option was exercisable.

     8.4  Sale or Merger with Change of Control.  If the Company is merged into
          -------------------------------------
or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, sale or disposition; (ii) the Committee may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Committee; or (iii) all outstanding options may be cancelled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

     8.5  Adjustments to Common Stock Subject to Options.  Except as
          ----------------------------------------------
hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

     8.6   Miscellaneous.  Adjustments under this Section 8 shall be determined
           -------------
by the Committee, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.  GENERAL RESTRICTIONS

     9.1  Investment Representations.  The Company may require any person to
          --------------------------
whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     9.2  Compliance with Securities Laws.  The Company shall not be required to
          -------------------------------
sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     9.3  Employment Obligation.  The granting of any option shall not impose
          ---------------------
upon the Company any obligation to employ or continue to employ any optionee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him or her.

SECTION 10.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may modify, revise or terminate this Plan at any time and from time to time, except that the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to this Plan shall not be changed or increased, other than by operation of Section 8 hereof, without the consent of the stockholders of the Company.

SECTION 11.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 12.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective upon its adoption by the Board of Directors provided that the stockholders of the Company shall have approved the Plan within twelve months prior to or following the adoption of the Plan by the Board. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of the Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to
Section 10 hereof, whichever shall first occur.

                                * * * * * * * *

                              PRI AUTOMATION, INC.

             805 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS 01821

    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 7, 1997


The undersigned hereby constitutes and appoints Mordechai Wiesler, Mitchell G. Tyson and John J. Schickling, and each of them acting singly, as proxies of the undersigned, each with full power to appoint his substitute, and authorizes each of them, and each substitute so appointed, to represent and vote all shares of Common Stock of PRI Automation, Inc. (the "Company") held of record by the undersigned at the close of business on December 13, 1996, at the Annual Meeting of Stockholders of the Company to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts on February 7, 1997, at 10:00 a.m., local time, and at any adjournments thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. A stockholder wishing to vote in accordance with the recommendations of the Board of Directors need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and of the Proxy Statement relating thereto, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

--------------------------------------------------------------------------------
 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, each person must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

__________________________________     ________________________________________

__________________________________     ________________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE



                          1. Proposal to fix the number
                             of directors that shall              With-  For All
PRI AUTOMATION, INC.         constitute the whole Board     For   Hold   Except
                             of Directors of the Company
                             at five and to elect the       [_]    [_]     [_]
                             following nominees as
                             directors of the Company:

                             MORDECHAI WIESLER, MITCHELL G. TYSON,
RECORD DATE SHARES:            AMRAM RASIEL, BORUCH B. FRUSZTAJER
                                 AND ALEXANDER V. D'ARBELOFF

                             INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR
                             ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX
                             AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.

                          2. Proposal to approve the
                             amendment of the Company's
                             1994 Incentive and
                             Nonqualified Stock Option
                             Plan to increase the number
                             of shares available for grant  For Against Abstain
                             thereunder by 300,000.
                                                            [_]   [_]     [_]





Please be sure to sign and date this Proxy.    Date
                                                                            [_]
                                                   Mark box at right if an
                                                   address change or comments
                                                   have been noted on the
                                                   reverse side of this card.


Shareholder sign here    Co-owner sign here


DETACH CARD                                                          DETACH CARD

                              PRI AUTOMATION, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on February 7, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,



PRI Automation, Inc.

                                       2